EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Community Capital Corporation on Form S-4 Amendment No. 2 of our report dated January 7, 2004, appearing in the Proxy Statement/Prospectus, which is part at this Registration Statement, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina

January 12, 2004